EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE REPORTS FOURTH QUARTER RESULTS

Completes Most Profitable Year in Company History

Fourth Quarter 2015	Twelve Months 2015
Revenue Increases 11.2% to $4.9 Billion	Revenue Increases 11.9% to $19.3 Billion
Same-store Retail Revenue Increases 3.6%, Excluding Foreign Exchange 5.4%	Same-store Retail Revenue Increases 4.8%, Excluding Foreign Exchange 8.3%
Income from Continuing Operations Attributable to Common Shareholders Increases 4.5% to $72.7 Million as Compared to Adjusted 2014	Income from Continuing Operations Attributable to Common Shareholders Increases 13.0% to $329.6 Million as Compared to Adjusted 2014
Earnings Per Share from Continuing Operations Attributable to Common Shareholders Increases 3.8% to $0.81 as Compared to Adjusted 2014	Earnings Per Share from Continuing Operations Attributable to Common Shareholders Increases 13.6% to $3.67 as Compared to Adjusted 2014
EBITDA Increases 5% to $144.2 Million as Compared to Adjusted 2014	EBITDA Increases 13.2% to $639.3 Million as Compared to Adjusted 2014

BLOOMFIELD HILLS, MI, February 11, 2016 – Penske Automotive Group, Inc. (NYSE:PAG), an international transportation services company, announced today record fourth quarter and full year results as compared to adjusted 2014. For the three months ended December 31, 2015, income from continuing operations attributable to common shareholders increased 4.5% to $72.7 million, and related earnings per share increased 3.8% to $0.81 when compared to adjusted figures in the same period last year. Income from continuing operations and related earnings per share for the three and twelve months ended December 31, 2014, excludes a $16.0 million ($9.7 million after-tax) gain on investment. Total automotive retail units increased 11.9% and total revenue increased 11.2% to $4.9 billion. Excluding foreign exchange, total revenue increased 14.0%. Same-store retail revenue increased 3.6%. Excluding foreign exchange, same-store retail revenue increased 5.4%.

“The diversification provided by our business model continues to drive our business forward,” said Penske Automotive Group Chairman Roger S. Penske. “Our U.K.-based retail automotive and U.S.-based commercial truck businesses produced exceptional results, and the stability of the parts and service business helped our business produce another solid quarter. We expect 2016 will be another solid year for both automotive and U.S. commercial truck sales.”

Same-Store Automotive Retail Highlights of the Fourth Quarter

Same-Store Retail Unit Sales Increased 2.4% to 100,730

New unit retail sales +2.5%
Used unit retail sales +2.3%

Same-Store Retail Revenue Increased 3.6%

New +1.7%; Used +6.2%; Finance & Insurance +15.4%; Service and Parts +3.2%
+1.8% in the United States; +6.8% Internationally
Excluding f/x, same-store retail revenue increased 5.4%

Same-Store Average Transaction Price Per Unit

New $40,418; -0.8%
Used $28,157; +3.8%

Same-Store Average Gross Profit Per Unit

New $3,047, -$146; Gross Margin 7.5%, -30 basis points

Excluding f/x $3,107, -$86; Gross Margin 7.6%, -20 basis points

Used $1,541, -$115; Gross Margin 5.5%, -60 basis points

Excluding f/x $1,573, -$83; Gross Margin 5.5%, -60 basis points

Finance & Insurance $1,205, +$136

Excluding f/x $1,224, +$155

Note: f/x = foreign exchange

For the twelve months ended December 31, 2015, total revenue increased 11.9% to $19.3 billion, including a 4.8% increase in same-store retail revenue. Excluding foreign exchange, total revenue increased 16.0%, while same-store retail revenue increased 8.3%. Total retail unit volume increased 8.3%, including 4.9% on a same-store basis. Income from continuing operations attributable to common shareholders increased 13.0% to $329.6 million and related earnings per share increased 13.6% to $3.67 when compared to adjusted figures in the same period last year as shown in the attached tables. For the twelve months ended December 31, 2015, exchange rates negatively impacted earnings per share attributable to common shareholders by $0.14.

U.S. Commercial Truck Operations

The company operates fourteen U.S. commercial truck dealerships under the “Premier Truck Group” brand name, including ten full-service dealerships offering primarily the Freightliner and Western Star brands. For the three months and twelve months ended December 31, 2015, Premier Truck Group generated $241.0 million and $944.1 million of revenue, and $35.9 million and $147.0 million of gross profit, respectively, principally through the retail sale of new/used medium and heavy-duty trucks and service/parts sales. Service and parts gross profit represents approximately 72.7% and 71.8% of total Premier Truck Group gross profit, respectively.

Share Repurchases

During the three months ended December 31, 2015, the company acquired 571,313 shares of its common stock for approximately $27.0 million. For the twelve months ended December 31, 2015, the company acquired 854,313 shares of its common stock for $40.9 million. In December 2015, the company’s Board of Directors increased the authorization to repurchase shares, and as a result, the company has a current share repurchase authorization of approximately $200.0 million.

Acquisitions Update

For the twelve months ended December 31, 2015, the company acquired retail automotive franchises and U.S. commercial truck dealerships that are expected to generate approximately $500 million in estimated annualized revenue. In addition, the company acquired an additional 10% ownership interest in one of our Germany-based automotive joint ventures resulting in us owning 60% of this joint venture. As a result, we began consolidating an additional 27 dealerships into our financial results representing approximately $690 million in estimated annualized revenue.

Conference Call

Penske Automotive will host a conference call discussing financial results relating to the fourth quarter of 2015 on February 11, 2016, at 2:00 p.m. Eastern Standard Time. To listen to the conference call, participants must dial (800) 230-1093 — [International, please dial (612) 332-0107]. The call will also be simultaneously broadcast over the Internet through the Investor Relations section of the Penske Automotive Group website. Additionally, an investor presentation relating to the fourth quarter 2015 financial results has been posted to the company’s website. To access the presentation or to listen to the company’s webcast, please refer to www.penskeautomotive.com.

About Penske Automotive

Penske Automotive Group, Inc., (NYSE:PAG) headquartered in Bloomfield Hills, Michigan, is an international transportation services company that operates automotive and commercial truck dealerships principally in the United States and Western Europe, and distributes commercial vehicles, diesel engines, gas engines, power systems and related parts and services principally in Australia and New Zealand. PAG employs more than 22,000 people worldwide and is a member of the Fortune 500 and Russell 2000. For additional information, visit the company’s website at www.penskeautomotive.com.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). The company has reconciled these measures to the most directly comparable GAAP measures in the release. The company believes that these widely accepted measures of operating profitability improve the transparency of the company’s disclosures and provide a meaningful presentation of the company’s results from its core business operations excluding the impact of items not related to the company’s ongoing core business operations, and improve the period-to-period comparability of the company’s results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results, and should only be considered in conjunction with the company’s financial information that is presented in accordance with GAAP.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future sales potential. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others: economic conditions generally, conditions in the credit markets and changes in interest rates and foreign currency exchange rates, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to natural disasters, recall or other disruptions that interrupt the supply of vehicles or parts to us, changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties, which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2014, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

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Inquiries should contact:

J.D. Carlson Executive Vice President and Chief Financial Officer Penske Automotive Group, Inc. 248-648-2810 jcarlson@penskeautomotive.com	Anthony R. Pordon Executive Vice President Investor Relations and Corporate Development Penske Automotive Group, Inc. 248-648-2540 tpordon@penskeautomotive.com

# # #

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Increase/			Increase/
	2015	2014	(Decrease)	2015	2014	(Decrease)
Revenue	$4,921.3	$4,425.6	11.2%	$19,284.9	$17,232.0	11.9%
Cost of Sales	4,204.2	3,765.5	11.7%	16,417.4	14,652.8	12.0%

Gross Profit	$717.1	$660.1	8.6%	$2,867.5	$2,579.2	11.2%
SG&A Expenses	570.7	522.6	9.2%	2,223.0	2,008.6	10.7%
Depreciation	20.3	19.6	3.6%	78.0	70.2	11.1%

Operating Income	$126.1	$117.9	7.0%	$566.5	$500.4	13.2%
Floor Plan Interest Expense	(11.8)	(12.3)	-4.1%	(44.5)	(46.5)	-4.3%
Other Interest Expense	(20.4)	(15.6)	30.8%	(69.4)	(52.8)	31.4%
Gain on Investment	—	16.0	nm	—	16.0	nm
Equity in Earnings of Affiliates	9.6	12.1	-20.7%	39.3	40.8	-3.7%
Income from Continuing Operations Before Income Taxes	$103.5	$118.1	-12.4%	$491.9	$457.9	7.4%
Income Taxes	(29.8)	(37.4)	-20.3%	(158.0)	(153.1)	3.2%

Income from Continuing Operations	$73.7	$80.7	-8.7%	$333.9	$304.8	9.5%
Loss from Discontinued Operations, net of tax	(2.4)	(7.5)	nm	(3.5)	(14.7)	nm

Net Income	$71.3	$73.2	-2.6%	$330.4	$290.1	13.9%
Less: Income Attributable to Non-Controlling Interests	1.0	1.4	-28.6%	4.3	3.4	26.5%

Net Income Attributable to Common Shareholders	$70.3	$71.8	-2.1%	$326.1	$286.7	13.7%

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$73.7	$80.7	-8.7%	$333.9	$304.8	9.5%
Less: Income Attributable to Non-Controlling Interests	1.0	1.4	-28.6%	4.3	3.4	26.5%

Income from Continuing Operations, net of tax	$72.7	$79.3	-8.3%	$329.6	$301.4	9.4%
Loss from Discontinued Operations, net of tax	(2.4)	(7.5)	nm	(3.5)	(14.7)	nm

Net Income Attributable to Common Shareholders	$70.3	$71.8	-2.1%	$326.1	$286.7	13.7%

Income from Continuing Operations Per Share	$0.81	$0.88	-8.0%	$3.67	$3.34	9.9%

Income Per Share	$0.78	$0.80	-2.5%	$3.63	$3.17	14.5%

Weighted Average Shares Outstanding	89.8	90.3	-0.6%	89.8	90.4	-0.7%

nm – not meaningful

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	December 31,	December 31,
	2015	2014
Assets:
Cash and Cash Equivalents	$62.4	$36.3
Accounts Receivable, Net	782.3	707.1
Inventories	3,463.5	2,836.4
Other Current Assets	86.8	124.8
Assets Held for Sale	13.1	155.6

Total Current Assets	4,408.1	3,860.2
Property and Equipment, Net	1,495.8	1,331.6
Intangibles	1,730.8	1,657.0
Other Long-Term Assets	363.7	379.4

Total Assets	$7,998.4	$7,228.2

Liabilities and Equity:
Floor Plan Notes Payable	$2,247.2	$1,812.6
Floor Plan Notes Payable – Non-Trade	1,132.4	933.8
Accounts Payable	493.8	422.5
Accrued Expenses	308.5	316.0
Current Portion Long-Term Debt	29.2	37.2
Liabilities Held for Sale	6.2	108.2

Total Current Liabilities	4,217.3	3,630.3
Long-Term Debt	1,255.1	1,316.0
Other Long-Term Liabilities	691.1	600.7

Total Liabilities	6,163.5	5,547.0
Equity	1,834.9	1,681.2

Total Liabilities and Equity	$7,998.4	$7,228.2

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Geographic Revenue Mix:
U.S.	61.7%	63.5%	61.2%	60.6%
U.K.	30.5%	31.3%	33.4%	34.9%
Other International	7.8%	5.2%	5.4%	4.5%

Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$4,568.8	$4,162.2	$17,896.3	$16,657.5
U.S. Commercial Trucks	241.0	125.6	944.1	125.6
Commercial Vehicles Australia/Power Systems and Other	111.5	137.8	444.5	448.9
Total	$4,921.3	$4,425.6	$19,284.9	$17,232.0

Gross Profit: (Amounts in Millions)
Retail Automotive	$653.7	$610.3	$2,608.0	$2,477.4
U.S. Commercial Trucks	35.9	21.1	147.0	21.1
Commercial Vehicles Australia/Power Systems and Other	27.5	28.7	112.5	80.7

Total	$717.1	$660.1	$2,867.5	$2,579.2

Gross Margin:
Retail Automotive	14.3%	14.7%	14.6%	14.9%
U.S. Commercial Trucks	14.9%	16.8%	15.6%	16.8%
Commercial Vehicles Australia/Power Systems and Other	24.7%	20.8%	25.3%	18.0%

Total	14.6%	14.9%	14.9%	15.0%

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Increase/			Increase/
	2015	2014	(Decrease)	2015	2014	(Decrease)
Operating Items as a Percentage of Revenue:
Gross Profit	14.6%	14.9%	-30 bps	14.9%	15.0%	-10 bps
Selling, General and Administrative Expenses	11.6%	11.8%	-20 bps	11.5%	11.7%	-20 bps
Operating Income	2.6%	2.7%	-10 bps	2.9%	2.9%	—
Inc. From Cont. Ops. Before Inc. Taxes	2.1%	2.7%	-60 bps	2.6%	2.7%	-10 bps
Operating Items as a Percentage of Total Gross Profit:
Selling, General and Administrative Expenses	79.6%	79.2%	+40 bps	77.5%	77.9%	-40 bps
Operating Income	17.6%	17.9%	-30 bps	19.8%	19.4%	+40 bps

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2015	2014	Increase/ (Decrease)	2015	2014	Increase/ (Decrease)
(Amounts in Millions)
EBITDA*	$144.2	$153.3	-5.9%	$639.3	$580.9	10.1%
Adjusted EBITDA*	$144.2	$137.3	5.0%	$639.3	$564.9	13.2%
Floorplan Credits	$8.2	$6.9	18.8%	$32.0	$28.8	11.1%
Rent Expense	$51.9	$49.1	5.7%	$201.8	$191.3	5.5%

*	See the following Non-GAAP reconciliation table.

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
Selected Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Retail Automotive Units:
New Retail	60,364	54,218	233,524	216,609
Used Retail	49,741	44,136	198,459	182,109
Total	110,105	98,354	431,983	398,718

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$2,338.4	$2,209.9	$9,208.9	$8,698.8
Used Vehicles	1,364.8	1,197.3	5,425.5	4,971.1
Finance and Insurance, Net	122.2	105.2	478.3	436.0
Service and Parts	472.9	431.9	1,830.7	1,716.9
Fleet and Wholesale	270.5	217.9	952.9	834.7
Total Revenue	$4,568.8	$4,162.2	$17,896.3	$16,657.5

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$184.2	$173.1	$706.9	$674.6
Used Vehicles	70.7	73.1	328.3	335.5
Finance and Insurance, Net	122.2	105.2	478.3	436.0
Service and Parts	273.7	257.8	1,084.0	1,021.6
Fleet and Wholesale	2.9	1.1	10.5	9.7

Total Gross Profit	$653.7	$610.3	$2,608.0	$2,477.4

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles	$38,738	$40,759	$39,434	$40,159
Used Vehicles	27,439	27,128	27,338	27,297
Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles	$3,050	$3,193	$3,027	$3,115
Used Vehicles	1,422	1,656	1,654	1,842
Finance & Insurance	1,110	1,069	1,107	1,093

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
Selected Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Retail Automotive Revenue Mix Percentages:
New Vehicles	51.2%	53.1%	51.5%	52.2%
Used Vehicles	29.9%	28.8%	30.3%	29.8%
Finance and Insurance, Net	2.7%	2.5%	2.7%	2.6%
Service and Parts	10.4%	10.4%	10.2%	10.3%
Fleet and Wholesale	5.8%	5.2%	5.3%	5.1%

Total	100.0%	100.0%	100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	28.2%	28.4%	27.1%	27.2%
Used Vehicles	10.8%	12.0%	12.6%	13.5%
Finance and Insurance, Net	18.7%	17.2%	18.3%	17.6%
Service and Parts	41.9%	42.2%	41.6%	41.2%
Fleet and Wholesale	0.4%	0.2%	0.4%	0.5%
Total	100.0%	100.0%	100.0%	100.0%

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Increase/			Increase/
	2015	2014	(Decrease)	2015	2014	(Decrease)
Retail Automotive Gross Margin:
New Vehicles	7.9%	7.8%	+10 bps	7.7%	7.8%	-10 bps
Used Vehicles	5.2%	6.1%	-90 bps	6.1%	6.7%	-60 bps
Service and Parts	57.9%	59.7%	-180 bps	59.2%	59.5%	-30 bps
Fleet and Wholesale	1.1%	0.5%	+60 bps	1.1%	1.2%	-10 bps

Total Gross Margin	14.3%	14.7%	-40 bps	14.6%	14.9%	-30 bps

PENSKE AUTOMOTIVE GROUP, INC.

Retail Automotive Operations
Selected Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	27%	28%	27%	27%
Audi	13%	13%	13%	13%
Mercedes-Benz	10%	11%	10%	11%
Land Rover	7%	5%	6%	5%
Porsche	5%	5%	5%	5%
Lexus	4%	4%	4%	4%
Ferrari / Maserati	2%	3%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	2%	2%	2%	2%

Total Premium	72%	73%	72%	72%
Volume Non-U.S.:
Toyota	11%	11%	11%	11%
Honda	7%	7%	7%	8%
Volkswagen	3%	2%	3%	2%
Nissan	1%	1%	1%	1%
Others	2%	2%	2%	2%

Total Volume Non-U.S.	24%	23%	24%	24%
U.S.:
General Motors / Chrysler / Ford	4%	4%	4%	4%

Total	100%	100%	100%	100%

Retail Automotive Geographic Revenue Mix:
U.S.	61.1%	64.4%	60.6%	61.8%
U.K.	32.9%	33.3%	36.0%	36.1%
Other International	6.0%	2.3%	3.4%	2.1%

Total	100.0%	100.0%	100.0%	100.0%

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
Same-Store
Selected Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Retail Automotive Same-Store Units:
New Retail	55,580	54,218	223,692	213,798
Used Retail	45,150	44,136	189,548	180,155
Total	100,730	98,354	413,240	393,953

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$2,246.4	$2,209.9	$8,917.2	$8,573.0
Used Vehicles	1,271.3	1,197.3	5,233.3	4,924.9
Finance and Insurance, Net	121.4	105.2	471.6	432.2
Service and Parts	445.8	431.9	1,759.6	1,693.9
Fleet and Wholesale	267.2	217.8	935.9	828.6
Total Revenue	$4,352.1	$4,162.1	$17,317.6	$16,452.6

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$169.4	$173.1	$676.5	$666.5
Used Vehicles	69.6	73.1	322.4	332.8
Finance and Insurance, Net	121.4	105.2	471.6	432.2
Service and Parts	263.5	257.7	1,051.7	1,008.9
Fleet and Wholesale	2.8	1.0	10.2	9.5

Total Gross Profit	$626.7	$610.1	$2,532.4	$2,449.9

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$40,418	$40,759	$39,864	$40,099
Used Vehicles	28,157	27,128	27,609	27,337
Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$3,047	$3,193	$3,024	$3,117
Used Vehicles	1,541	1,656	1,701	1,847
Finance & Insurance	1,205	1,069	1,141	1,097

PENSKE AUTOMOTIVE GROUP, INC.
U.S. Commercial Truck Operations
Selected Data
(Unaudited)

Note: The Company’s Retail U.S. Commercial Truck Operations were acquired in November 2014. The following tables are presented for informational purposes. Same-store results are not applicable for the three month and twelve month periods ending December 31, 2015.

	Three Months Ended	Twelve Months Ended
	December 31, 2015	December 31, 2015
U.S. Commercial Truck Units:
New Retail	1,622	5,864
Used Retail	233	1,113
Total	1,855	6,977

U.S. Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$154.1	$572.5
Used Vehicles	12.0	58.7
Finance and Insurance, Net	1.7	6.7
Service and Parts	70.0	286.0
Lease, Rental & Wholesale	3.2	20.2
Total Revenue	$241.0	$944.1

U.S. Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$7.2	$26.8
Used Vehicles	0.6	5.4
Finance and Insurance, Net	1.7	6.7
Service and Parts	26.1	105.5
Lease, Rental & Wholesale	0.3	2.6
Total Gross Profit	$35.9	$147.0

U.S. Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$95,020	$97,629
Used Vehicles	51,295	52,775
U.S. Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$4,411	$4,576
Used Vehicles	2,398	4,810
Finance & Insurance	932	966

PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Non-GAAP Reconciliations
(Unaudited)

The following table reconciles reported net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted earnings before interest, taxes, depreciation and amortization (“ADJUSTED EBITDA”) for the three and twelve months ended December 31, 2015, and 2014:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Increase/			Increase/
	2015	2014	(Decrease)	2015	2014	(Decrease)
(Amounts in Millions)
Net Income	$71.3	$73.2	-2.6%	$330.4	$290.1	13.9%
Add: Depreciation	20.3	19.6	3.6%	78.0	70.2	11.1%
Other Interest Expense	20.4	15.6	30.8%	69.4	52.8	31.4%
Income Taxes	29.8	37.4	-20.3%	158.0	153.1	3.2%
Loss from Discontinued Operations, net of tax	2.4	7.5	nm	3.5	14.7	nm

EBITDA	$144.2	$153.3	-5.9%	$639.3	$580.9	10.1%
Less: Gain on Investment (1)	—	16.0	nm	—	16.0	nm

Adjusted EBITDA	$144.2	$137.3	5.0%	$639.3	$564.9	13.2%

nm – not meaningful

(1)	Represents a non-cash gain of $16.0 million ($9.7 million after-tax) relating to the revaluation at fair value of a previously held non-controlling interest in our U.S. commercial truck dealership business, of which we acquired a controlling interest in November 2014.

PENSKE AUTOMOTIVE GROUP, INC.

Consolidated Non-GAAP Reconciliations
(Unaudited)

The following table reconciles reported income from continuing operations to adjusted income from continuing operations for the three and twelve months ended December 31, 2015 and 2014:

	Three Months			Twelve Months
	Ended December 31,			Ended December 31,
			Increase/			Increase/
	2015	2014	(Decrease)	2015	2014	(Decrease)
Income From Continuing Operations: (Amounts in Millions)
Reported Income from Continuing Operations	$72.7	$79.3	-8.3%	$329.6	$301.4	9.4%
Less: Gain on Investment (1)	—	9.7	nm	—	9.7	nm
Adjusted Income from Continuing Operations	$72.7	69.6	4.5%	$329.6	$291.7	13.0%
Earnings Per Share (2):
Reported Earnings Per Share from Continuing Operations	$0.81	$0.88	-8.0%	$3.67	$3.34	9.9%
Less: Gain on Investment (1)	—	0.10	nm	—	0.10	nm
Adjusted Earnings Per Share from Continuing Operations	$0.81	$0.78	3.8%	$3.67	$3.23	13.6%

nm – not meaningful

(1)	Represents a non-cash gain of $16.0 million ($9.7 million after-tax) relating to the revaluation at fair value of a previously held non-controlling interest in our U.S. commercial truck dealership business, of which we acquired a controlling interest in November 2014.

(2)	Earnings per share amounts may not add up to total due to rounding.

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